-10-
                                                                     Exhibit 10G
                          SELAS CORPORATION OF AMERICA

                             2001 STOCK OPTION PLAN


            WHEREAS, Selas Corporation of America desires to award incentive and nonqualified stock options to certain of its key employees;

            NOW, THEREFORE, the Selas Corporation of America 2001 Stock Option Plan is hereby adopted under the following terms and conditions:

SECTION 1                       - PURPOSE AND DEFINITIONS

(a) Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of ISOs and NQSOs to Key Employees, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

(b)   Definitions.

(1)   "Board" shall mean the Board of Directors of the Company.

(2)   "Cause" shall mean the Optionee has--

(A)   demonstrated his or her personal dishonesty;

(B)   engaged in willful misconduct;

(C)   engaged in a breach of fiduciary duty involving personal profit;

(D) willfully violated any law, rule, or regulation, or final cease-and-desist order (other than traffic violations or similar offenses); or

(E) engaged in other serious misconduct of such a nature that the continuation of the Optionee's status as a Key Employee may reasonably be expected to affect the Company and Related Corporations adversely.

(3)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

(4) "Common Stock" shall mean the common stock of the Company, par value $1.00 per share.

(5) "Committee" shall mean the Compensation Committee of the Board which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

(6)   "Company" shall mean Selas Corporation of America.

(7) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(8) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

(A) the mean between the highest and lowest selling prices on the date of grant as quoted by the American Stock Exchange Composite Transaction Tape, or if not available or if the primary market for the shares shall not be the American Stock Exchange;

(B) such other method of determining fair market value as shall be authorized by the Code for the pricing of ISOs, or the rules or regulations thereunder, and adopted by the Committee.

(9) "ISO" shall mean an option which, at the time such option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Option Agreement states that the option will not be treated as an ISO.

(10) "Key Employee" shall mean an officer or other key employee of the Company or a Related Corporation.

(11) "NQSO" shall mean an option which, at the time such option is granted, does not meet the definition of ISO, whether or not it is designated as a nonqualified stock option in the Option Agreement.

(12) "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 8.

(13) "Optionee" shall mean a Key Employee who has been granted an Option under the Plan.

(14)  "Options" shall mean ISOs and NQSOs.

(15) "Plan" shall mean the Selas Corporation of America 2001 Stock Option Plan as set forth herein and as amended from time to time.

(16) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company, as defined in section 424(e) of the Code.

(17)  "Termination  of Employment"  shall mean the termination of the employment
relationship   between  the  Key  Employee  and  the  Company  and  all  Related
Corporations.

SECTION 2                            - ADMINISTRATION

            The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

            The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options in accordance with the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Optionees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

SECTION 3                             - ELIGIBILITY

            The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are Key Employees) of the Company and/or of a Related Corporation. More than one Option may be granted to an Optionee under the Plan.

SECTION 4                                - STOCK

            Options may be granted under the Plan to purchase up to a maximum of 1,000,000 shares of Common Stock; provided, however, that no Key Employee shall receive Options for more than 250,000 shares of Common Stock under this Plan. However, both limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

            If any Option granted under the Plan expires, or if any such Option is cancelled for any reason whatsoever (including, without limitation, the Optionee's surrender thereof), without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, if an Option is cancelled, the shares of Common
Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Key Employee.

SECTION 5                         - GRANTING OF OPTIONS

            From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. A member of the Committee shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the Commonwealth of Pennsylvania governing corporate self-dealing. In making any determination as to whether a Key Employee shall be granted an Option, the type of Option to be granted to a Key Employee, the number of shares to be covered by the Option, and other terms of the Option, the Committee may take into account the duties of the Key Employee, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Key Employee of any Option granted, and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan.

SECTION 6                           - ISO ANNUAL LIMIT

            The aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

SECTION 7                   - TERMS AND CONDITIONS OF OPTIONS

            Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of section 422(b) of the Code), as the Committee shall deem desirable --

(a) Number of Shares. The Option shall state the number of shares of Common Stock to which it pertains.

(b) Price. The Option shall state the option price which shall be determined and fixed by the Committee in its discretion but

(1) with respect to an ISO, the option price shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (k) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted, or the par value thereof, and,

(2) with respect to an NQSO, the option price shall not be less than the higher of 100 percent of the Fair Market Value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

(c)   Term

(1) ISOs.  Subject to earlier  termination as provided in subsections  (e), (f),
(g) and (h) below and in Section 10 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (k) below) from the date of grant of the ISO.

(2) NQSOs.  Subject to earlier  termination as provided in subsections (e), (f),
(g) and (h) below and in Section 10 hereof, the term of each NQSO shall be not more than ten years from the date of grant.

(d) Exercise. Options shall be exercisable in such installments and on such dates as the Committee may specify but not earlier than one year from the date of grant. In the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Notwithstanding the foregoing, Options shall be exercisable upon a change in control as defined under the Change in Control Agreement in effect between the Company and the Optionee.

            Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

            The Option exercise price shall be payable in cash or its equivalent, or if the Committee so provides in the Option Agreement, or in the case of NQSOs if the Committee so determines at or prior to the time of exercise, in whole or in part (1) through the transfer of shares of Common Stock previously acquired by the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the option price for ISOs, such shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO or ISO and are used to pay the option price of an NQSO, such shares have been held by the Optionee for a period of more than one year on the date of exercise, or (iii) if such shares of Common Stock were acquired through exercise of a NQSO and are used to pay the option price of an ISO, such shares have been held by the Optionee for more than one year; or (2) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

            In the event the option price is paid, in whole or in part, with shares of Common Stock, the portion of the option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the option price.

(e) Termination of Employment for a Reason Other Than Retirement, Death or Disability. If an Optionee's Termination of Employment occurs prior to the expiration date fixed for his or her Option for any reason other than retirement, death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earliest of
(i) the expiration date specified in the Option Agreement, (ii) three months after the date of such Termination of Employment, if the Termination was not for Cause (unless the Option Agreement provides a different expiration date in the case of such a Termination), and (iii) the date of such Termination of Employment, if the Termination was for Cause (unless the Option Agreement provides a later expiration date in the case of such a Termination).

(f) Retirement. If an Optionee retires in accordance with the retirement policy of the Company, or with the express consent of the Board, prior to the expiration date fixed for his or her Option, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement or (ii) five years after the date of such Termination of Employment. "Retirement" does not include Termination of Employment for Cause, even if the Optionee is otherwise eligible to retire.

(g) Disability. If an Optionee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Optionee's Termination of Employment occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) one year after the date of such Termination of Employment (unless the Option Agreement provides a different expiration date in the case of such a Termination). In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

(h) Death. If an Optionee's Termination of Employment occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Optionee dies following his or her Termination of Employment but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsections (e), (f) and (g) above (including any extension of such period provided in the Option Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) two years after the date of the Optionee's death (unless the Option Agreement provides a different expiration date in the case of death).

(i) Transferability. Except as provided in the following sentence, no Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a non-qualified stock option to be on terms which permit transfer by the Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Option is granted must be approved by the Committee and expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of the Option shall be prohibited other than by will or the laws of descent and distribution.

            A transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the Optionee shall remain subject to tax withholding under Section 7(m). The events of termination of employment of Section 7 shall also continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 7(e), (f), (g) and (h).

            If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

(j) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

(k) Ten-Percent Shareholder. If, after applying the attribution rules of section 424(d) of the Code, the Optionee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

(l) Listing and Registration of Shares. Each Option and shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Option or the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, or that action by the Company, its shareholders, or the Optionee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution; certificates representing such shares may be legended accordingly.

(m) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state, and local tax withholding requirements.

            If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise of the Option is includible in income by the Optionee under section 83 of the Code (the "Determination Date"), rather than the date of grant). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

            The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

SECTION 8                 - OPTION AGREEMENTS-- OTHER PROVISIONS

            Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

SECTION 9            - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

            The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Optionee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

SECTION 10                   - CERTAIN CORPORATE TRANSACTIONS

            In the event of a corporate  transaction  (such as, for  example,  a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation) in which holders of shares are to receive cash, securities or other property, the Committee may, in its unlimited discretion,
(a) terminate all outstanding Options if it determines that such termination is in the best interests of the Company, upon not fewer than seven days' prior notice to each Optionee and, if the Committee deems appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each share to which a terminated Option pertains equal to the difference between the Option exercise price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the Option exercise price and number of shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange.

            Notwithstanding any other provision of the Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who have become officers or employees of the Company or a subsidiary as a result of a merger, consolidation, share exchange, acquisition of assets or similar transaction by the Company or a subsidiary. The terms, including the option price, of the substitute Options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

SECTION 11                       - AMENDMENT OF THE PLAN

(a) In General. The Board, pursuant to a written resolution, from time to time may amend or suspend the Plan, and the Committee may amend any outstanding Options in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) --

(1) a material modification in the class of employees eligible to participate in the Plan;

(2) except as permitted under Section 9 hereof, an increase in the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan to any one employee or to all employees;

(3) an extension of the date, under Section 12 hereof, as of which no Options shall be granted hereunder;

(4) a modification of the material terms of the "performance goal," within the meaning of Treas. Reg.ss. 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(5) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed.

No such amendment or suspension shall alter or impair any outstanding Options or cause the modification (within the meaning of section 424(h) of the Code) of an ISO, without the consent of the Optionee affected thereby.

(b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

SECTION 12              - TERMINATION OF PLAN; CESSATION OF GRANTS

            The Board, pursuant to written resolution, may terminate the Plan at any time and for any reason. No Options shall be granted hereunder after February 19, 2011, which date is within 10 years after the date the Plan was adopted by the Board. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

SECTION 13                        - SHAREHOLDER APPROVAL

            This Plan shall become effective on February 20, 2001 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 11(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

SECTION 14                           - MISCELLANEOUS

(a) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided in the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

(b) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Pennsylvania law.

(c) Application of Funds. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

(d) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

(e) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.